UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2011

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the consolidated financial statements of FairPoint Communications, Inc. (the “Company”) for the year ended December 31, 2010, management has discovered accounting errors that impact the accuracy of the Company’s previously issued unaudited 2010 interim consolidated financial statements for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 (collectively, the “2010 Interim Consolidated Financial Statements”), which 2010 Interim Consolidated Financial Statements were contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 (collectively, the “2010 Quarterly Reports”).  These errors were detected in areas in which the Company had previously identified and disclosed material weaknesses in internal controls, which material weaknesses are further described in the 2010 Quarterly Reports under “Item 4. Controls and Procedures.”  As a result of the foregoing, the Company expects to restate its previously issued 2010 Interim Consolidated Financial Statements.

Description of Accounting Errors - The errors identified can be categorized in primarily three areas.  First, certain capital projects, principally a wireless broadband fixed asset project, had been abandoned but the write-off of all of the related capitalized costs had not occurred in a timely manner.  Second, due to a backlog of capital projects not yet closed, certain costs (principally labor expenses) had been capitalized to property, plant and equipment rather than expensed.  Third, an error was discovered in the application of overhead costs to capital projects.  Each of the errors noted above resulted in an understatement of operating expenses and an overstatement of property, plant and equipment.

In addition, as part of this restatement, the Company will adjust other items, including certain adjustments to  revenue that were identified in connection with the preparation of the consolidated financial statements for the year ended December 31, 2010, which individually were not considered to be material, but are material when aggregated with the three adjustments noted above.

The Company is currently reviewing the design of its controls and procedures in order to remediate the material weaknesses that prevented these accounting errors from being detected in a timely manner.  While the Company implements a system solution, the Company has increased the resources devoted to manual processes to compensate for these material weaknesses.

Preliminary Financial Impact - The Company estimates that the aggregate impact of these adjustments will result in an increase to the Company’s previously reported pre-tax loss for the nine month period ended September 30, 2010 of approximately $28 million, which is mainly attributable to a reduction to reported revenues of approximately $4 million and an increase to the Company’s previously reported expenses of approximately $24 million (consisting primarily of abandonment charges of approximately $9 million and reclassifications from property, plant and equipment to operating expense of approximately $15 million).  The aggregate impact of the adjustments will also result in a decrease in the Company’s reported capital expenditures for the nine months ended September 30, 2010 of approximately $15 million.  At this time, management is working to finalize the consolidated financial statements for the year ended December 31, 2010 and, therefore, the amounts discussed herein are preliminary and subject to change.

Cash, as previously reported, for the nine months ended September 30, 2010 was not impacted by these adjustments.  In addition, the Company expects that these adjustments will not have a material impact on the Company’s overall liquidity in the future.  At this time, management is not updating previously issued guidance (as furnished in Exhibit 99.1 to the Current Report on Form 8-K filed on February 11, 2011) to reflect the impact of the restatement.

Exit Credit Agreement - On January 24, 2011, the Company and FairPoint Logistics, Inc. entered into a $1,075.0 million senior secured credit facility with a syndicate of lenders and Bank of America, N.A., as the administrative agent for the lenders (the “Exit Credit Agreement”).  The Company does not believe that the adjustments described above will have any impact on its Consolidated EBITDAR (as defined in the Exit Credit Agreement) for the first three quarters (individually or in the aggregate) of 2010 for purposes of complying with the maintenance covenants contained in the Exit Credit Facility.

Restatement of 2010 Interim Consolidated Financial Statements — On March 22, 2011, the Company’s management, with the concurrence of the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that the 2010 Interim Consolidated Financial Statements should no longer be relied upon.  The Company will restate the 2010 Interim Consolidated Financial Statements in its Annual Report on Form 10-K (the “2010 Annual Report”) and will not file amendments to the 2010 Quarterly Reports to reflect such restatements.  The restatement of the 2010 Interim Consolidated Financial Statements contained in the 2010 Annual Report will contain a more definitive description of the impact of the accounting errors contained in the 2010 Interim Consolidated Financial Statements.

Accordingly, the Company cautions you that certain information contained in the 2010 Quarterly Reports, specifically the 2010 Interim Consolidated Financial Statements and the information derived therefrom, should no longer be relied upon.

Management and the Audit Committee have discussed the matters described herein with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and the factors discussed under “Risk Factors” in the reports the Company files with the Securities and Exchange Commission (the “SEC”) under the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Executive Vice President and
Chief Financial Officer

Date: March 22, 2011